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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

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             SUBSIDIARY NAME                       JURISDICTION
Ameri-Kart Corp.                                Kansas
Buckhorn Inc.
   -Buckhorn Rubber Products Inc.               Missouri
   -Buckhorn of California, Inc.                Ohio
   -Buckhorn Canada, Inc.                       Ontario, Canada
   -Buckhorn LTD                                United Kingdom
Eastern Tire Equipment & Supplies, Limited      Quebec, Canada
Elrick Industries, Inc.                         California
The James C. Heintz Company                     Ohio
MICO, Inc.                                      U.S. Virgin Islands
Midland Tire Supply, Inc.                       Indiana
MYEcap Financial Corp.                          Ohio
Myers Industries International, Inc.            Ohio
Myers Missouri, Inc.                            Missouri
Myers Systems, Inc.                             Ohio
Myers Tire Supply (Canada) Limited              Ontario, Canada
Myers Tire Supply (Chicago), Inc.               Illinois
Myers Tire Supply (New York), Inc.              New York
Myers Tire Supply (Nevada), Inc.                Nevada
Myers Tire Supply (Va.), Inc.                   Virginia
Patch Rubber Company                            North Carolina
Plastic Parts, Inc.                             Kentucky
raaco International A/S                         Denmark
   -raaco Denmark A/S                           Denmark
   -Moderne Dansk Lagerindretning               Denmark
   -raaco Germany                               Germany
   -raaco Austria                               Austria
   -raaco France                                France
   -raaco Suisse                                Switzerland
   -raaco Great Britain                         UK
   -raaco Sweden                                Sweden
   -raaco Benelux B.V.                          Netherlands
Myers de ElSalvador S.A. De C.V.                El Salvador
   -Orientadores Comerciales S.A.               Guatemala
   -Myers de Panama S.A.                        Panama
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